UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 5, 2008

UNICO, INCORPORATED

(Exact name of registrant as specified in its charter)

Arizona	000-30239	13-4171971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 Rio San Diego Drive, 8th Floor San Diego, California	92108
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (619) 209-6124

N/A

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3. SECURITIES AND TRADING MARKETS

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

Convertible Debentures

Between December 5, 2008 and May 6, 2009, the Registrant issued a total of 55,423,797 shares of its common stock to the persons named in the table below in transactions that were not registered under the Securities Act of 1933.  Nearly all of the shares were issued pursuant to the conversions of amounts (accrued interest and principal) owing under existing Convertible Debentures, according to the terms of the Convertible Debentures.  Shares issued to Ray Brown and Wayne Hartle were issued at a 20% discount from the then existing bid price for the Registrant’s shares of common stock.  Shares issued to the other persons were issued at a 50% discount from the then existing bid price for the Registrant’s common shares.  No underwriting discounts or commissions were paid with respect to the share issuances, and no underwriters were involved in the share issuances.  A total of $164,154 of amounts owing by the Registrant were converted to 55,423,797 shares of the Registrant’s common stock in the unregistered transactions.

Name	Dollar Amount Converted	Number of Shares Issued	Date Range
Moore Investment Holdings	$74,050	16,100,000	12/5/08 - 5/4/09
JMJ Financial	$57,844	28,800,000	3/11/09 - 5/6/09
Dennis Wilson	$8,723	3,236,799	2/10/09 - 5/4/09
Ray Brown	$20,263	5,966,732	12/5/08 - 5/1/09
Wayne Hartle	$3,274	1,320,266	5/1/09

These shares were issued without registration in reliance on Section 4(2) of the Securities Act of 1933 for transactions not involving any public offering.

As of May 8, 2009, the Registrant had issued and outstanding a total of 85,884,454 shares of its common stock, $0.001 par value per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICO INCORPORATED

Date: May 8, 2009

/s/ Mark Lopez__________________

Mark Lopez, Chief Executive Officer